CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2008 (except Note 18 dated June 15, 2009) relating to the financial statements of Quest Minerals & Mining Corp. for the year ended December 31, 2007.

/s/ Kempisty & Company
Kempisty & Company, Certified Public Accountant, P.C. New York, New York

Dated: June 19, 2009